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                                                 Exhibit (10n)



                        ZENITH ELECTRONICS CORPORATION
                      STOCK INDEMNIFICATION RIGHTS GRANT

          AGREEMENT, made this______day of___________, 1988 between ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Corporation") and ________________________________________________("Grantee").

          WHEREAS, the 1987 Zenith Stock Incentive Plan (the "Plan") of the Corporation permits the grant of Stock Indemnification Rights with respect to previously or simultaneously granted stock options; and

          WHEREAS, under date(s) of Grantee was granted option(s) to purchase shares respectively of common stock (the "related options"); and

          WHEREAS, Grantee has been granted Stock Indemnification Rights with respect to the related options pursuant to the Plan; and

          WHEREAS, the Corporation desires by this Agreement to set forth the terms and conditions of the Stock Indemnification Rights;

          NOW, THEREFORE, the parties agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following defined meanings:

               (a) "Rights" shall mean the Stock Indemnification Rights granted by this Agreement.

               (b) "Window Period" shall mean the ten consecutive business day period beginning on the third business day following the release by the Corporation of its quarterly or annual summary statement of sales and earnings.

               (c) "Fair Market Value" shall mean the mean between the high and low sales price of a share of common stock of the Corporation of the New York Stock Exchange Composite Tape on the date for which such value is to be determined as reported in the Wall Street Journal, or if there are no sales prices so reported for the date upon which such value is to be determined, the value as so determined on the latest date preceding the date for which the value is to be determined for which sales prices are reported, or if the Corporation's common stock is not traded on the New York Stock Exchange, the value determined by the Corporation on such other basis as it shall, in its discretion, deem reasonable.

               (d) "Option Price" shall mean the per share price which Grantee is required to pay to the Corporation as the consideration for the purchase of shares under the related option.

               (e) "Exercise Date" shall mean the date or dates upon which Grantee shall exercise the related options.

               (f) "Valuation Date" shall mean the date occurring six months following the Exercise Date, provided that if prior to the date occurring six months following the Exercise Date the Grantee is free to sell shares purchased under the related options free of any restrictions imposed by the Corporation and without liability under Section 16(b) of the Securities and Exchange Act of 1934, the Valuation Date shall mean the first date upon which Grantee may so sell such shares.

               (g) "Sale Date" shall mean the date occurring on or after the Valuation Date and during the term of the Right on which Grantee, or in the event of his death, his personal representative, estate or beneficiary shall sell in an arm's length transaction shares purchased on the Exercise Date pursuant to exercise of the related option.

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          2.     Grant.  Provided that Grantee is an officer, director, or
employee of the Corporation on whom the Corporation or the Securities and Exchange Commission imposes a holding period restriction with respect to shares of common stock of the Corporation acquired at the time of exercise, in whole or in part, of the related option, the Grantee is hereby granted Rights with respect to shares of common stock so purchased on exercise of the related option if such exercise occurs during a Window Period.

          3. Term of Rights. The term of the Rights shall commence with respect to shares purchased pursuant to exercise of the related option on the Exercise Date and shall terminate on the first to occur of (i) the fifth anniversary of the Exercise Date, or (ii) the date upon which the Grantee voluntarily terminates his employment with the Corporation other than by reason of disability or retirement, provided that if Grantee's employment shall terminate by reason of his death, the right shall terminate on the first to occur of the third anniversary of the date of death of Grantee or the fifth anniversary of the Exercise Date.

          4. Indemnification. In the event Grantee, or in the event of his death, his personal representative, estate of beneficiary, shall sell in an arm's length transaction shares of common stock of the Corporation purchased by Grantee upon exercise of the related option during the period commencing on the Valuation Date and during the term of the Right, the Corporation agrees to indemnify the Grantee, or in the event of his death, his personal representative, estate or beneficiary to the extent herein provided. If on the Sale Date, the Fair Market Value of the shares so sold shall be less than the Fair Market Value of such shares on the Exercise Date, the Corporation shall pay to Grantee, or his personal representative, estate or beneficiary, an indemnification payment (the "indemnification payment") in an amount equal to the lesser of
(a) the excess of the Fair Market Value on the Sale Date or (b) the excess of the Fair Market Value of such shares on the Exercise
Date over the Option Price, or (c) the excess of the Fair Market Value of such shares on the Exercise Date over the Fair Market Value of such shares on the Valuation Date.

          5. Form and Time of Payment. Any indemnification payment to which Grantee or his personal representative, estate or beneficiary is entitled pursuant to Section 4 above shall be made in cash as soon as practicable following delivery to the Corporation of evidence of the sale of the shares at a price and on conditions giving rise to entitlement to the indemnification payment.

          6. Non-Transferability. The rights of Grantee hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.


                                          ZENITH ELECTRONICS CORPORATION



                                          By
                                            -----------------------------


                                          -------------------------------
                                                     GRANTEE